Exhibit 5.2

March 31, 2022

Genius Group Limited

8 Amoy Street, #01-01

Singapore 049950

Re:      Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as United States counsel to Genius Group Limited, a Singapore public limited company (the “Company”), in connection with the registration by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-1 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the company of certain ordinary shares of the Company, no par value per share (the “Ordinary Shares”, plus additional warrants to purchase Ordinary Shares (the “Warrants”). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form F-1 (Registration Statement No. 333-257700) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 6, 2021 and declared effective by the Commission on March 31, 2022 (the “Registration Statement”), of Ordinary Shares plus Warrants.

The Ordinary Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Boustead Securities, LLC, on behalf of themselves and as representative to the several underwriters to be named therein (the “Representative”). The securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”). The Warrants are to be issued to the Representative.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based on the foregoing, we are of the opinion that:

1. Warrants. When the 462(b) Registration Statement becomes effective under the Act and when the Warrants are issued and delivered, as contemplated by the Registration Statement and the 462(b) Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement.

We express no opinion as to matters governed by any laws other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the references made to our firm in the Registration Statement and the 462(b) Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP